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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE

$15,000,000

                                                             Cypress, California
                                                              September 15, 2003

         1. FOR VALUE RECEIVED, UNIVERSAL ELECTRONICS INC., a Delaware corporation ("Maker"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation ("Payee"), on or before the Revolving Loans Maturity Date, the principal sum of Fifteen Million Dollars ($15,000,000), or such lesser sum as shall equal the aggregate outstanding principal amount of the Loans made by Payee to Maker pursuant to the Agreement (as defined below).

         2. Maker promises to make principal reduction payments on the outstanding principal balance hereof in the amounts and on the dates specified in the Agreement. Maker further promises to pay interest from the date of this Promissory Note (this "Note "), in like money, on the aggregate outstanding principal amount hereof at the rates and on the dates provided in the Agreement. All computations of interest shall be in accordance with the provisions of the Agreement.

         3. Subject to the Agreement, Maker hereby authorizes Payee to record in its books and records the date, type and amount of each Loan, and of each continuation, conversion and payment of principal made by Maker, and Maker agrees that all such notations shall, in the absence of manifest error, be conclusive as to the matters so noted; provided, however, any failure by Payee to make such notation with respect to any Loan or continuation, conversion, or payment thereof shall not limit or otherwise affect Maker's obligations under the agreement or this Note.

         4. Subject to the Agreement, upon the occurrence and during the continuance of an Event of Default, in addition to and not in substitution of any of Payee's other rights and remedies with respect to such Event of Default, at Payee's option the entire unpaid principal balance of the Loans shall bear interest at the otherwise applicable rate plus three hundred (300) basis points. In addition, interest, Expenses, the Fees, and other amounts due hereunder not paid when due shall bear interest at the Base Lending Rate plus three hundred
(300) basis points until such overdue payment is paid in full.

         5. If any payment due hereunder, whether for principal, interest, or otherwise, is not paid on or before the tenth day after the date such payment is due, in addition to and not in substitution of any of Payee's other rights and remedies with respect to such nonpayment, Maker shall pay to Payee, a late payment fee ("Late Payment Fee") equal to five percent (5%) of the amount of such overdue payment. The Late Payment Fee shall be due and payable on the eleventh day after the due date of the overdue payment with respect thereto.

         6. Maker shall make all payments hereunder immediately available Dollars to Payee at Payee's office located at 301 East Ocean Boulevard, Suite 1800, Long Beach, California

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90802 Attention: Thomas R. Kelly; or to such other address as Payee may from time to time specify by notice to Maker in accordance with the terms of the Agreement.

         7. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Payee has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, Payee shall refund to Maker such excess.

         8. This Note is the "Note" issued pursuant to that certain Credit Agreement, dated as of even date herewith (as may be at any time hereafter amended, supplemented, or otherwise modified or restated, the "Agreement"), by and between Maker (as Borrower), and Payee (as Bank), and is governed by the terms thereof. Initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity hereof upon the terms and conditions specified in the Agreement. This Note and the Loans evidenced hereby may be assigned or otherwise transferred in whole or in part by Payee pursuant to the terms of the Agreement.

         9. Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

         10.      (a)      THE VALIDITY OF THIS NOTE, THE CONSTRUCTION,
INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT PAYEE'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE PAYEE ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. MAKER AND PAYEE WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.

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                  (c)      MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS
TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. MAKER AND PAYEE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                     UNIVERSAL ELECTRONICS INC.
                                     a Delaware corporation

                                     By -s- Mark Z. Belzowski
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                                        Mark Z. Belzowski, Vice President and
                                        Chief Financial Officer

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